SECURITIES AND EXCHANGE COMMISSION
==================================
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

PR COMPLETE HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

PR Complete Holdings, Inc.
11693 San Vicente Blvd. #431
Los Angeles, CA 90049
(310)430-5771
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Chrissy Albice, President
PR Complete Holdings, Inc.
11693 San Vicente Blvd. #431
Los Angeles, CA 90049
(310)430-5771
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	914,000	$0.05	$45,700	$1.80

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.05 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

914,000 SHARES OF
PR COMPLETE HOLDINGS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 914,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: November __, 2008

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

PR Complete Holdings, Inc.  (“PR” or the “Company”), was founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada on May 22, 2008. PR is a company, whose initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company plans to provide its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   As reflected in the accompanying financial statements, the Company had an accumulated expenses of $6,875, a net loss and net cash used in operations of $2,321 and $1,950 for the six month ended June 30, 2008, respectively. These conditions raise substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

Our principal executive office location and mailing address is 11693 San Vicente Blvd. #431, Los Angeles, CA 90049.  The corporate telephone number is (310)430-5771.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.05 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIAL DATA

The following table provides summary consolidated financial statement data as of and for the six-month periods ended June 30, 2008 and 2007. The interim financial data for the six-month periods ended June 30, 2008 and 2007 are unaudited. The financial statement data as of and for the year ended December 31, 2007 and 2006 have been derived from our audited consolidated financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	(Unaudited)		(Audited)
	2008	2007	2007	2006 (from Inception)

Revenues	$2,388	$5,346	$9,772	$3,800

Gross profit	2,301	2,839	6,532	3,302

Total operating expenses	9,752	868	8,853	405

Net income (loss)	$(7,451)	$1,971	$(2,321)	$2,897

Net Income (Loss) per common share-basic and diluted	$(0.01)	$0.00	(0.00)	$0.00

BALANCE SHEET DATA:	As of June 30, 2008	As of December 31, 2007
	(Unaudited)

Current assets	$1,950	$576

Total assets	$1,950	$576

Current liabilities	$6,875	$-

Total liabilities	$6,875	$-

Stockholders’ equity	$(4,925)	$576

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

The Company is incorporated on May 22, 2008, and as such has had minimal operating revenues to date. Further, the Company has no significant assets and no current earnings. The success of the Company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by the Company are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of the Company in the image consultant marketplace, there can be no assurance that the Company will operate profitably or remain solvent.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Projected revenues and proceeds may not be sufficient to meet our operating costs over a longer term, particularly in the event that the business develops more quickly than anticipated. As a result it is possible that we will need to raise additional capital. We may not be able to raise sufficient cash to continue to finance our operations or to achieve our market objectives.  Management does not know the form of equity or debt that may be used to obtain this capital, or the exact amount that may be needed, at this time. We can not issue assurances that our shareholders will not be diluted by investment of such capital, or the extent of the dilution. Also, we can not assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. No guarantees that any additional financing can be obtained are possible.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL ENCOUNTER INTENSIVE COMPETITION.  WE ARE IN NEED OF ADDITIONAL FINANCING.

Short-term and/or long-term competition may become intense once the Company launches its business. Although the Company's financial projections assume that the industry will generate competition, there can be no assurances on how any level of competition may impact the financial forecasts and projections made by management. Some competitors may include large publicly funded companies. Some of these potential competitors have greater financial and business resources than the Company. The Company believes that it will be able to effectively compete with these larger entities but there can be no assurances that it will be able to do so.

The lack of adequate funding may adversely affect the Company’s ability to meet its short-term objectives. The Company may require additional financing to expand its operations, maintain public awareness of its products/services and provide working capital for the anticipated growth of the Company. There can be no assurance that such financing will be available or, if available that the terms thereof will be attractive to the Company. The lack of additional financing may adversely affect the Company's ability to meet its objectives.

OUR MANAGEMENT TEAM HOLDS MAJORITY SHARES OF THE COMPANY AND THERE IS CONFLICT OF INTEREST WHEN MAKING DECISIONS.

Management will have the right, assuming the ownership of the Company does not change, to perpetuate their status as officers and directors and therefore conduct the business and affairs of the Company.  The terms of any employment agreements or other agreements between the Company and its officers were not the result of any arm's length bargaining or negotiation, and such transactions involve inherent conflicts of interest. There is no assurance that such transactions are or will be favorable to the Company due to the lack of arm's length bargaining.  The board of directors, does however, believe that such agreements and arrangements are fair to the Company and its shareholders.  The Company has a policy that it will not enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest.  If there is any related party transaction, however remote, it would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner.

THERE IS MINIMAL HISTORICAL BASIS FOR MANAGEMENT'S OPINION.

The Company has a limited operating history. Accordingly, there is only a minimal basis, other than the judgment of management, upon which to estimate the volume of sales or the amount of revenues, which the Company's planned operations may generate. Management's judgment regarding these estimates is based, in part, upon research into the current state of the image consultant marketplace. Subscribers for the shares should be aware that conditions and circumstances beyond the control of management may result in substantial differences between the projected and actual financial results for the Company.

THE COMPANY IS DEPENDENT ON KEY PERSONNEL.

The Company is dependent upon its experienced management team, including its President, Chief Executive Officer and Chief Financial Officer, Chrissy Albice. The loss of her services could negatively impact the Company, as there is a risk that her services could not be replaced. Without these services, the growth, progress, and overall success of the Company may be adversely affected.

THERE IS LIMITED LIABILITY OF MANAGEMENT AND IT MAY REQUIRE THE COMPANY TO INDEMNIFY ITS OFFICERS AND DIRECTORS.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Nevada corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a company that has generated minimal revenues.  For the six months ended June 30, 2008, we have incurred a net loss of $7,451.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

THE COMPANY HAS NOT PAID OR DECLARED ANY DIVIDENDS, NOR, DOES IT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE SHARES WAS DETERMINED BASED UPON THE PRICE SOLD IN OUR OFFERING AND SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market or an active trading market, an investor may be unable to liquidate their investment or make any profit from their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in September 2008.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 914,000 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in September 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 7, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering

Cameron Naiman	8000	8000	0	0
Kayla Kahn	9000	9000	0	0
Neil D. Mc Clung	10000	10000	0	0
Ryan M. Crabtree	10000	10000	0	0
Lawrence Shafter	10000	10000	0	0
Jason Jackson	10000	10000	0	0
Donald C. Lehl	12000	12000	0	0
Joshua P. Franklin	12000	12000	0	0
Troy G. Miller	12000	12000	0	0
Robert Castillo	8000	8000	0	0
Nicole Jackson	12000	12000	0	0
Mathew Udell	20000	20000	0	0
John David Allen	30000	30000	0	0
Daniel Faqir	30000	30000	0	0
Pete Rounseville	20000	20000	0	0
Kristopher Ludwig	15000	15000	0	0
Michael Leone	20000	20000	0	0
David Barnard	15000	15000	0	0
Ryan Omega	35000	35000	0	0
Scott W. Freeman	20000	20000	0	0
Jesus Guzman	10000	10000	0	0
Christina Malone	20000	20000	0	0
Melissa L. Kelly	10000	10000	0	0
Martha Chavez	20000	20000	0	0
Andy Rodriguez	12000	12000	0	0
Maurice Malone	25000	25000	0	0
Greg Johnson	15000	15000	0	0
Virginia Wong	18000	18000	0	0
Anna Varnell	22000	22000	0	0
Rick Hark	18000	18000	0	0
Antonio Leviett	52000	52000	0	0
Gay Garris	54000	54000	0	0
David Macario	60000	60000	0	0
Carlos Torres	56000	56000	0	0
Suman Pandhoh	64000	64000	0	0
Sumeet Pandhoh	60000	60000	0	0
Chad Giles	24000	24000	0	0
James Swann	16000	16000	0	0
James Goike	20000	20000	0	0
Cameron Christopher	20000	20000	0	0
Total		914,000

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share.  Currently we have 1,914,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CORPORATE HISTORY AND STRUCTURE

Our History

We were founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada May 22, 2008. PR is a company, whose initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company provides its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.

Upon inception we issued 1,000,000 shares to Josh Bender in consideration for services provided.   On May 27, 2008, Josh Bender sold all the shares to Chrissy Albice pursuant to a Securities Purchase Agreement. In September 2008 we completed an offering in which we sold 914,000 common shares at $0.05 per share in connection with our private placement.

DESCRIPTION OF BUSINESS

General

We were founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada May 22, 2008. PR is a company, whose initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company provides its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.

The Company offers its customers affordable professional press release services to provide a professional and easy way to access the latest in professional press release designs and distribution techniques online. The centralized delivery of our range of services opens up new vistas for target clients who have desired the experience of issuing professional press releases in a convenient form of access. Our affordable professional press release services let clients avoid common issues often encountered in the delivery of  press release services: [1] clients can experience a new level of relaxation ushered in by the convenience of attaining the professional press release services they need online – as most similar services are performed in traditional brick and mortar stores by retailers plagued with overhead and constricted hours of operations, [2] clients can experience a new level of professional relationships and trust because most of them will already be familiar with shopping online, or know our customers, and they know we represent trust, respect, safety, and comfort in everything we do - we truly understand their needs, and [3] people who might have been afraid or unable to motivate themselves to visit a traditional PR enterprise can easily familiarize themselves with our approach online in the relaxing ambiance of their own home.

We will offer affordable professional press release services online with limited overhead, and no inventory: we will take orders and payment from customers online, and then we will place press releases with our distribution systems.

Subscription Online Marketing

Because there are many different strategies in online marketing, we will also extend variations on the theme of affiliate marketing to our partners. For example, there will be clients who wish to have a continuous and constantly changing presence on our website, revolving through many offers on a continual basis. For these affiliate partners we will offer a subscription service that enables them to go beyond the placement of a single offer and engage a dynamic real-time campaign of constantly rotating offers including many different products.

Market Needs

We believe there is a massive trend toward the promotion of sophisticated marketing techniques to boost a company’s image. We hope to capitalize on the growing awareness of our company’s offering for the small to medium sized business owner and offer unique service for those who value these offerings the most. We understand and appreciate the varying perspectives among consumers as individuals. The needs of our target customers will be well-fulfilled because using our service is almost like having additional staff without the added expense of hiring a full time employee. We understand that to master the fulfillment of our opportunity in this market implies an ongoing effort to satisfy the industry-related needs of target customers seeking a high level of quality.

Sourcing and Fulfillment

We have begun to envision its operations relatively recently in the form of making plans for a powerful launch of this plan. We will always be responsible for the private, in-house sourcing of whatever products and services we offer. We will fulfill our promises to target consumers from the beginning to the middle to the end of our transactional relationship. Because of our special reconceptualization of customer service, we can be said to have brought new meaning to the term ‘customer fulfillment’. Any and all aspects of the term fulfillment have been duly considered for the purpose of assuring both customers and employees that fulfillment will never be a cause for concern.

Technology

We have positioned ourselves in such a way as to take full advantage of all the technology available for our particular industry. Management has determined that state of the art software and appropriate hardware will be implemented whenever necessary to ensure proper client fulfillment, as well as business organization. In particular, the company will be utilizing accounting procedures both off-line and online to monitor weekly, monthly, quarterly, and annual results of all aspects of day-to-day operations, e.g. Quickbooks.

Business Model

We envision the future in terms of its dominance of the market for press release services with better service and management in our area. Our business model is based on classic online retail service dynamics. Our continued growth will be limited only by our creativity. We will be able to penetrate and redefine the market for a truly unique online consultancy service by continually innovating ways to provide unique services to our target market segment. This is the promise of our business model. Using our expertise to obtain a wide range of products, then offering these products at affordable rates, is the basis of our business model. Educating customers in the ways and means of using our service to enhance their professional image is the human service component of our business model. And continually finding ways to procure and offer unique offerings for our target customers will be the never-ending story of our business.

Competition

We have done extensive market research to investigate and understand all aspects of the competition in the press release area. Our management team is fully aware of major competitors including:

•	www.vocus.com
•	NetworkSolutions.com
•	eReleases.com

We recognize these major competitors as a prime focus because they have been evaluated using criteria of price, value, and the target market they serve. This company specifically knows the advantage it has over competition includes prComplete providing a special kind of dedicated consultancy in this industry at a level of excellence that exceeds the performance of the competition. Our study of our competition has given us a timely perspective on important dynamics in our target market including the effects of regulatory agencies, apportionment of market share, pricing strategies, and even the strengths and weaknesses of the management teams who head up the companies that make up the competition.

Employees

As of November 7, 2008, the Company had 1 employee.  The Company plans to hire more persons on as-needed basis and also outsource to independent contractors for such areas as sales, marketing, auditors, tax and other service needs.  The Company has not entered into any collective bargaining agreements. The Company may provide an employee stock compensation program based on performance in addition to other benefits such as basic health insurance.

DESCRIPTION OF PROPERTY

Our business office is located at 11693 San Vicente Blvd. #431, Los Angeles, CA 90049.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

After March 2009, all of the shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public without any restriction.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar:

To date, we have not appointed a transfer agent for our common stock.

Dividend Policy:

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

PR COMPLETE HOLDINGS INC.

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at December 31, 2007 and 2006	F-3

Statements of Operations for the Year Ended December 31, 2007and for the Period from September 13, 2006 (inception) through December 31, 2006	F-4

Statement of Stockholders’ Equity for the Period from September 13, 2006 (inception) through December 31, 2007	F-5

Statements of Cash Flows for the Year Ended December 31, 2007 and for the Period from September 13, 2006 (inception) through December 31, 2006	F-6

Notes to the Financial Statements	F-7 to F-9

Unaudited Interim Financial Statements	F-10 to F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
PR Complete Holdings Inc.
Los Angeles, California

We have audited the accompanying balance sheets of PR Complete Holdings Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2007and for the period from September 13, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from September 13, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a net loss for the year ended December 31, 2007, minimal revenues since inception and no source of funding. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
November 3, 2008

PR COMPLETE HOLDINGS INC.
Balance Sheets

	December 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS:

Cash	$576	$3,795

TOTAL ASSETS	$576	$3,795

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accrued expenses	$-	$898

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock: $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock at $0.001 par value; 500,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	(1,000)	(1,000)
Retained earnings	576	2,897
Stockholders’ Equity	576	2,897

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$576	$3,795

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.

Statements of Operations

	Year Ended December 31, 2007	For the period from September 13, 2006 (Inception) through December 31, 2006

Revenue	$9,722	$3,800
Cost of revenue	3,190	498
Gross profit	6,532	3,302

Operating expenses

General and administrative	8,853	405

Total operating expenses	8,853	405

Net income (loss)	$(2,321)	$2,897

Pro Forma:
Income (loss) before taxes	$(2,321)	$2,897
Pro forma income tax (benefit)	(348)	435
Pro forma net income (loss)	$(1,973)	$2,462

Net income (loss) per common share – basic and diluted	$(0.00)	$0.00
Weighted average number of common shares outstanding – basic and diluted	1,000,000	1,000,000

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.
Statement of Stockholders’ Equity
For the Period from September 13, 2006 (Inception) through December 31, 2007

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total

Shares issued at inception, September 13, 2006	1,000,000	$1,000	$(1,000)	$-	$-

Net income				2,897	2,897

Balance, December 31, 2006	1,000,000	1,000	(1,000)	2,897	2,897

Net loss				(2,321)	(2,321)

Balance, December 31, 2007	1,000,000	$1,000	$(1,000)	$576	$576

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.
Statements of Cash Flows

	Year Ended December 31, 2007	For the period from September 13, 2006 (Inception) through December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,321)	$2,897
Increase (decrease) in accrued expenses	(898)	898
Net Cash Provided By (Used in) Operating Activities	3,219	3,795

INCREASE (DECREASE) IN CASH	(3,219)	3,795

CASH AT BEGINNING OF PERIOD	3,795	-
CASH AT END OF PERIOD	$576	$3,795

Non-Cash Financing Activities
Common stock issued for incorporation	$-	$1,000

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.

Notes to the Financial Statements
December 31, 2007

NOTE 1 - ORGANIZATION AND OPERATIONS

PR Complete Holdings, Inc.  (“PR” or the “Company”), was founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada on May 22, 2008. The Company provides its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.  The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

           The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company’s revenues are derived principally from personal consultation services to the general public. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Income taxes

The Company was an unincorporated business, until May 22, 2008 during which time the Company was treated as a pass through entity for federal income tax purposes.  The operating results prior to May 22, 2008 of the Company were included in the tax return of the Company’s founder. The pro forma amounts included on the accompanying Statements of Operations reflect the provision for income tax which would have been recorded if the Company had been incorporated as of the beginning of the first date presented.

Effective May 22, 2008, the Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net income (loss) per common share

       Net income (loss) per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2007 or 2006.

Recently Issued Accounting Pronouncements

       In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending December 31, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

       In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

             Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $2,321 at December 31, 2007, and had minimal revenues for both the year ended December 31, 2007 and the period from September 13, 2006 (inception) through December 31, 2006.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to produce sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and produce sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Issuance of common stock

       The Company was incorporated on May 22, 2008. Upon the formation, the Company issued 1,000,000 shares of its common stock to its Chief Executive Officer. The shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($1,000).  In other words, no net value was assigned to these shares.

NOTE 5 – CONCENTRATION OF RISK

Two (2) customers accounted for 92% of sales for the year ended December 31, 2007. The Company’s sales for the period from September 13, 2006 (inception) through December 30, 2006 were derived from one customer.

NOTE 6 – SUBSEQUENT EVENT

For the period from June 1, 2008 through September 2, 2008, the Company sold 914,000 shares of its common stock at $0.05 per share for $45,700 to forty (40) individuals.

PR COMPLETE HOLDINGS INC.
Balance Sheets

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS

CURRENT ASSETS:

Cash	$1,950	$576

TOTAL ASSETS	$1,950	$576

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accrued expenses	$6,875	$-

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock: $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock at $0.001 par value; 500,000,000 shares authorized; 1,037,000 and 1,000,000 shares issued and outstanding, respectively	1,037	1,000
Additional paid-in capital	1,205	(1,000)
Retained earnings (deficit)	(7,167)	576
Stockholders’ Equity (Deficit)	(4,925)	576

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,950	$576

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.

Statements of Operations
For the Six Months Ended June 30, 2008 and 2007
(Unaudited)

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007

Revenue	$2,388	$5,346
Cost of revenue	87	2,507
Gross profit	2,301	2,839

Operating expenses
Professional fees	6,000	-
General and administrative	3,752	868

Total operating expenses	9,752	868

Net income (loss)	$(7,451)	$1,971

Pro Forma:
Income (loss) before taxes	$(7,451)	$1,971
Pro forma income tax (benefit)	(1,118)	296
Pro forma net income (loss)	$(6,333)	$1,675

Net income (loss) per common share – basic and diluted	$(0.01)	$0.00
Weighted average number of common shares outstanding – basic and diluted	1,002,033	1,000,000

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.
Statement of Stockholders’ Equity
For the Period from September 13, 2006 (Inception) through December 31, 2007

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total

Shares issued at inception, September 13, 2006	1,000,000	$1,000	$(1,000)	$-	$-

Net income				2,897	2,897

Balance, December 31, 2006	1,000,000	1,000	(1,000)	2,897	2,897

Net loss				(2,321)	(2,321)

Balance, December 31, 2007	1,000,000	1,000	(1,000)	576	576

Net loss for the period from January 1, 2008 through May 22, 2008				(284)	(284)

Reclassification of undistributed earnings and losses as of May 22, 2008			292	(292)	-

Contribution to capital			100		100

Sale of common stock	37,000	37	1,813		1,850

Net loss				(7,167)	(7,167)
Balance, June 30, 2008	1,037,000	$1,037	$1, 205	$(7,167)	$(4,925)

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.
Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,451)	$1,971
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Increase (Decrease) in accrued expenses	6,875	(707)
Net Cash Provided By (Used in) Operating Activities	(576)	1,264

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	1,850	-
Capital contribution	100	-
Net Cash Provided By Financing Activities	1,950	-

INCREASE IN CASH	1,374	1,264

CASH AT BEGINNING OF PERIOD	576	3,795
CASH AT END OF PERIOD	$1,950	$5,059

See accompanying notes to the financial statements.

PR COMPLETE HOLDINGS INC.

Notes to the Financial Statements
June 30, 2008
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

PR Complete Holdings, Inc.  (“PR” or the “Company”), was founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada on May 22, 2008. The Company provides its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.  The Company applied Topic 4B of the Staff Accounting Bulletins (“SAB”) issued by the United States Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of May 22, 2008.  The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

NOTE 2 - BASIS OF PRESENTATION

The accompanying interim financial statements for the six-month periods ended June 30, 2008 and 2007 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2008, the Company had an accumulated deficit of $6,875 and had incurred a net operating loss. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 – STOCKHOLDERS’ DEFICIT

For the period from June 1, 2008 through June 30, 2008, the Company sold 37,000 shares of its common stock at $0.05 per share for $1,850 to four individuals

NOTE 5 – CONCENTRATION OF RISK

The Company’s sales for the six months ended June 30, 2008 were derived from one customer.  Four (4) customers accounted for 87% of sales for the six months ended June 30, 2007.

NOTE 6 – SUBSEQUENT EVENTS

For the period from July 1, 2008 through September 2, 2008, the Company sold 877,000 shares of its common stock at $0.05 per share for $43,850 to thirty-six individuals.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview of Our Performance and Operations

Our business

We were founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada May 22, 2008. PR is a company, whose initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated minimal revenues since inception. The Company plans to provide its customers affordable press release services that establish a professional and easy way to access the latest in press release designs and distribution techniques online.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   As reflected in the accompanying financial statements, the Company had an accumulated liability of $6,875, a net loss and net cash used in operations of $2,321 and $1,950 for the six months ended June 30, 2008, respectively. These conditions raise substantial doubt about our ability to continue as a going concern.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.                 We believe we can begin to implement our business plan to prioritize the 2 market initiatives.

2.                 All business functions will be coordinated and managed by our President Chrissy Albice and our consultants.

3.                 We intend to support these marketing by the development of high-quality marketing materials; a wide spread public relations and advertising program and an attractive and informative trade and consumer friendly Web site, www.prcomplete.com.

4.                 Within 120 days of the initiation of our distribution and marketing campaign, we believe we will begin to generate expanded revenues from our targeted distribution approach.

In summary, we hope to be generating increased sales revenues within 180 days of the date of this Registration Statement.

If we are unable to generate sufficient distribution partners and/or customers, we may have to reduce, suspend or cease our efforts.  If our company is forced to cease its previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We are a developmental image consultant company enterprise incorporated on May 22, 2008, and as such had minimal operating revenues to date. Further, we have no significant assets, and no current earnings. The success of our company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by us are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of our company in the image consultant marketplace, there can be no assurance that we will operate profitably or remain solvent.

Results of Operations

As of the most recent quarter ended June 30, 2008, we had cash on hand of $1,950 and our total assets were $1,950 while our total liabilities were $6,875.  We have negative shareholder’s equity in the amount of $4,925.

For the six months ended June 30, 2008, we have a net loss of $7,451. Our auditor has expressed doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the company has had minimal revenues since 2006 and will need to raise capital to further its operations.  We do not expect to be able to satisfy our cash requirements to continue to operate over the next twelve months unless we obtain additional funding or our revenues significantly improve. If the market does not begin to improve, we will need to raise additional funds to continue to operate as a “going concern.” There is no guarantee that we will be able to raise additional funds and if we are unsuccessful in raising the funds, we may be forced to close our business operations.

Liquidity and Capital Resources

As of June 30, 2008, we had cash of $1,950.  However, due to the current instability of the credit market and our limited history with minimal revenues, we may require additional funds to continue to operate. We will continue to operate on a reduced budget until such time as more capital is raised.  We may raise additional funds through:

-	public offerings of equity, securities convertible into equity or debt,

-	private offerings of securities or debt, or other sources.

During this offering, we agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.  As to the following serious conditions:

1)	As of June 30, 2008, we had cash of $1,950;

2)	We received an aggregate of $47,500 from the private placement in September 2008;

3)	Our auditor had determined that based on our financial condition there is substantial doubt as to whether we can continue to operate as a going concern.

At this time, we not identified any sources of additional financing. Upon developing a trading market for the common stock we intend to seek additional sources of financing through hedge funds and/or licensed broker-dealers, however, given our precarious financial condition and our lack of business, a trading market may not develop in the foreseeable future.

Given our history of raising money, there is no guarantee that we will be successful in obtaining funds through public or private offerings in order to fund our operations. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited financial statements for the year ended December 31, 2007 and Note 2 to the unaudited consolidated financial statements for the quarter ended June 30, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending December 31, 2009, we will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires us to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 141(R) will have on our financial results .

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 160 will have on our financial results.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. We will adopt this standard at the beginning of our year ending December 31, 2008. We do not expect the adoption of SFAS No. 161 to have a material impact on our financial results.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of November 7, 2008 are as follows:

NAME	AGE	POSITION

Chrissy Albice	37	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Chrissy Albice, President, CEO, CFO, Secretary, Treasurer and Director

Chrissy Albice is the President, CEO, CFO, Secretary, Treasurer and Director of our company since May 2008. Before joining the Company, Ms. Albice was the Chief Executive Officer of DD Push, Inc. and Push CA, LLC since March 2006. She was also a Host of a national cable television show “Speed Channel” of Nopi Tunervision that covers a drag racing series. She was responsible for introducing segments of the show and conducting interviews. From August 2002 to June 2004, Ms. Albice served as an On-Air Reporter for Warner Bros. in Glendale, CA. She also serves as a Freelance Field Producer in Warner Bros. in Glendale, CA since February 2003 until now. Ms. Albice was graduated from University of Cincinnati with a degree in Drama.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Chrissy Albice, President, CEO, CFO, Secretary, Treasurer and Director (1)	2008	$6,000	0	0	0	0	0	0	$6,000

Josh Bender (1)	2007	$0	0	0	0	0	0	0	$0
	2006	$0	0	0	0	0	0	0	$0

(1) Josh Bender is the former President, CEO, CFO, Secretary, Treasurer and sole Director of our company. On May 27, 2008, Josh sold all of his 1,000,000 founder shares, which represented 100% of the shares of our common stock, to Chrissy Albice, pursuant to a Securities Purchase Agreement. Therefore, Josh Bender resigned as our officer and director, and Ms. Albice was appointed as our President, CEO, CFO, Secretary, Treasurer and sole Director.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through November 7, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised until November 7, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Other than the employment agreement disclosed below, we currently do not have any employment agreements in place with our officers or directors.

On July 7, 2008, we entered into an employment agreement with Chrissy Albice whereby Ms. Albice, as our President, Chief Executive Officer and Chief Financial Officer, will be paid a minimum of $500 per month for a three-year term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 7, 2008 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of November 7, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 1,914,000 common shares issued and outstanding as of November 7, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Chrissy Albice	1,000,000	52,25%

Common Stock	All executive officers and directors as a group	1,000,000	52.25%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We were founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada May 22, 2008. Upon inception in September 2006, we issued 1,000,000 shares to Josh Bender in consideration for services provided.   On May 27, 2008, Josh Bender sold all these 1,000,000 shares to Chrissy Albice pursuant to a Securities Purchase Agreement. Therefore, Mr. Bender resigned as our officer and director and Ms. Albice was appointed as our President, CEO, CFO, Secretary, Treasurer and sole Director.

PR COMPLETE HOLDINGS, INC.
914,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  November __, 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee		$1.80
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses		$8,000
Legal fees and expense		$7,000
Blue Sky fees and expenses	$
Miscellaneous		$0
Total		$15,000.80

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item. 15 Recent Sales Of Unregistered Securities.

We were founded as an unincorporated business in September 2006 and became a C corporation under the laws of the State of Nevada May 22, 2008. Upon inception in September 2006 a total of 1,000,000 founder shares were issued to Josh Bender for a total purchase price of $1,000. On May 27, 2008, Josh Bender sold all these 1,000,000 shares to Chrissy Albice pursuant to a Securities Purchase Agreement.

In September 2008, we completed a Regulation D Rule 506 offering in which we sold 914,000 shares of common stock to 40 investors, at a price per share of $0.05 per share for an aggregate offering price of $47,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned prior to offering
Cameron Naiman	8000
Kayla Kahn	9000
Neil D. Mc Clung	10000
Ryan M. Crabtree	10000
Lawrence Shafter	10000
Jason Jackson	10000
Donald C. Lehl	12000
Joshua P. Franklin	12000
Troy G. Miller	12000
Robert Castillo	8000
Nicole Jackson	12000
Mathew Udell	20000

John David Allen	30000
Daniel Faqir	30000
Pete Rounseville	20000
Kristopher Ludwig	15000
Michael Leone	20000
David Barnard	15000
Ryan Omega	35000
Scott W. Freeman	20000
Jesus Guzman	10000
Christina Malone	20000
Melissa L. Kelly	10000
Martha Chavez	20000
Andy Rodriguez	12000
Maurice Malone	25000
Greg Johnson	15000
Virginia Wong	18000
Anna Varnell	22000
Rick Hark	18000
Antonio Leviett	52000
Gay Garris	54000
David Macario	60000
Carlos Torres	56000
Suman Pandhoh	64000
Sumeet Pandhoh	60000
Chad Giles	24000
James Swann	16000
James Goike	20000
Cameron Christopher	20000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item. 16 Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Securities Purchase Agreement dated as of May 27, 2008
10.2	Form of Subscription Agreement dated as of June 20, 2008
10.3	Employment Agreement between the Company and Chrissy Albice dated as of July 7, 2008
23.1	Consent of Li & Company, PC
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)                        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)                          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on November 7, 2008.

PR COMPLETE HOLDINGS, INC.

By:	/s/ Chrissy Ablice
Chrissy Ablice
President, CEO, CFO, Secretary, Treasurer and Director